UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 17, 2016
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue
Suite 300
Rye, New York 10580
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2016, Acadia Realty Trust ("the Company") issued a press release announcing the election of Lynn Thurber to the Company's Board of Trustees. Ms. Thurber was elected to the Board on March 17, 2016. Ms. Thurber is the chairman of LaSalle Investment Management. Additional biographical information may be found in the press release which is attached to this report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

As a Trustee, Ms. Thurber will receive an annual Trustee fee in the amount of $145,000, comprised of $65,000 cash and $80,000 of either restricted Common Shares or long-term incentive units in the Company's Operating Partnership, subject to a three-year vesting period. The foregoing amounts will be pro-rated for the 2016 calendar year. In addition, she will be reimbursed for travel and lodging expenses associated with attending meetings of the Board of Trustees and committee meetings. Ms. Thurber has not yet received any committee assignments.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release of the Company dated March 22, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016	ACADIA REALTY TRUST (Registrant) By: /s/ Jonathan Grisham Name: Jonathan Grisham Title: Sr. Vice President and Chief Financial Officer